UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: August 26, 2011

(Date of earliest event reported)

CRYO-CELL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, Florida		34677
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (813) 749-2100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2011, the Board of Directors of Cryo-Cell International, Inc. (the “Company”) approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into by the Company with each of its directors and executive officers. The Indemnification Agreement supplements and contractually provides for the indemnification provisions that are currently required by the Company’s organizational documents and which each of the Company’s directors and executive officers (each, an “Indemnitee”) relied on in serving in his or her respective position with the Company. The Company is approving the Indemnification Agreement in order to maintain the indemnification provisions in the event that the Company’s organizational documents are amended.

In general, the Indemnification Agreement provides that, subject to the procedures, limitations and exceptions set forth therein, (i) the Company will indemnify an Indemnitee for all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an Indemnitee or on the Indemnitee’s behalf if the Indemnitee is, or is threatened to be made, a party to or participant in any threatened, pending or completed action, suit, claim, investigation, hearing or any other actual, threatened or completed proceeding by reason of the fact that the Indemnitee is or was a director and/or officer of the Company or by reason of any action taken by the Indemnitee or of any action on the Indemnitee’s part while acting as a director and/or officer of the Company (“Proceeding”), other than a Proceeding by or in the right of the Company, (ii) the Company will indemnify an Indemnitee for all expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf if the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding by or in the right of the Company to procure a judgment in its favor (provided that no indemnification for expenses shall be made under this clause (ii) in respect of any claim, issue or matter as to which an Indemnitee is finally adjudged by a court to be liable to the Company, unless and only to the extent that a court determines that an Indemnitee is fairly and reasonably entitled to indemnification), (iii) the Company will advance expenses incurred by an Indemnitee in connection with any Proceeding not initiated by the Indemnitee within 30 days of receipt of a statement requesting such advances from time to time, and (iv) to the extent that the Company maintains an insurance policy providing liability insurance for directors, officers, employees or agents, an Indemnitee will be covered by such policies to the maximum extent of the coverage available for any such directors, officers, employees or agents. Under the terms of the Indemnification Agreement, an Indemnitee will be entitled to indemnification if the Indemnitee is either successful on the merits or otherwise in defense of any claim.

The above description of the Indemnification Agreement is qualified in its entirety by reference to the Form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting of Stockholders on August 25, 2011 (the “Annual Meeting”). The final voting results with respect to each proposal considered and voted upon by stockholders at the Annual Meeting, which were certified by the Inspector of Elections on August 30, 2011, are set forth below. As of the record date, holders of a total of 11,756,325 shares of outstanding common stock were entitled to vote on the proposals.

Proposal One – Election of Directors

The following individuals were nominees for election as a director at the Annual Meeting. The six individuals receiving the most votes were elected as directors.

Director Nominees	For	Withheld
Mercedes Walton	4,124,705	39,896
Anthony Atala, M.D.	4,366,743	36,887
Scott Christian	4,125,814	38,787
Andrew J. Filipowski	4,125,752	38,849
Anthony P. Finch	4,125,814	38,787
James Pellow	4,125,814	38,787
David I. Portnoy	5,388,028	6,888
Mark L. Portnoy	5,219,938	174,978
Jonathan H. Wheeler, M.D.	5,217,598	177,318
George Gaines	5,217,098	177,818
Harold D. Berger	5,217,598	177,318

Proposal Two – Ratification of Independent Registered Public Accountants

The stockholders approved the Company’s proposal for ratification of the selection of Grant Thornton, LLP as the Company’s independent registered public accountants for fiscal year 2011, as set forth below:

For	Against	Abstentions
5,098,292	36,981	4,424,244

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC. (REGISTRANT)

By:	/s/ Jill Taymans
Jill M. Taymans Vice President, Finance, and Chief Financial Officer

Date: August 31, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement